[Slide No. 1]

U S WEST [Registered Trademark symbol]
     Media Group

                                 Chuck Lillis
                               President & CEO

                               October 12, 1995

 [Slide No. 2]

                                Sound Strategy

                            Exceptional Businesses

                                Value Focuses

 U S WEST
     Media Group

 [Slide No. 3]

                                Sound Strategy

                            Exceptional Businesses

                                Value Focuses

 U S WEST
     Media Group

 [Slide No. 4]

Migration to Electronic Markets

-  Networks displacing traditional mediums

-  Global phenomenon

-  Supported by market trends

[Graphic of buildings.]

U S WEST
     Media Group

 [Slide No. 5]

Supplying the Vital Link

 Content Origination [arrow]     Service Creation & Supply [arrow]
Packaging & Provisioning [arrow]     Switching & Transport [arrow]
Customer

-  Local markets worldwide
-  Integrated service offerings
-  Three lines of business:
    -- Cable/telephony
    -- Wireless
    -- Directory/content

U S WEST
     Media Group

 [Graphics of compact disks, HBO [Registered Trademark], a pawn on a chess board, and a person making an oral presentation to a group of people. Graphic of a woman holding a brief case.]

U S WEST
     Media Group

 [Slide No. 6]

                                Sound Strategy

                            Exceptional Businesses

                                Value Focused

 U S WEST
     Media Group

 [Slide No. 7]

Exceptional Businesses





Cable/Telephony      Wireless             Directory

TeleWest             NewVector/AirTouch   U S WEST Direct
TWE                  PrimeCo              Thomson
MediaOne             One-2-One            Polska
Other International  Other International  Other International



 U S WEST
     Media Group

 [Slide No. 8]

Media Group Proportionate Financials





                          LTM (millions)   LTM (millions)
                          Revenue          EBITDA

Cable/Telecommunications  $         2,608  $           494
Wireless Communications               961              125
Directory                           1,151              414
     TOTAL                $         4,720  $         1,033





                          LTM (millions)  LTM (millions)
                          Domestic        International

Cable/Telecommunications             539            (45)
Wireless Communications              195            (70)
Directory                            414              0
    TOTAL                          1,148           (115)



 U S WEST
     Media Group



[Slide No. 9]

Exceptional Businesses





Cable/Telephony      Wireless             Directory

TeleWest             NewVector/AirTouch   U S WEST Direct
TWE                  PrimeCo              Thomson
MediaOne             One-2-One            Polska
Other International  Other International  Other International



 U S WEST
     Media Group

 [Slide No. 10]

Cable -- A Unique Platform





RIGHT PLATFORM   [Dollar symbol]  RIGHT ECONOMICS
Capabilities     [Dollar symbol]  Strong Current cash flow
Speed to Market  [Dollar symbol]  Minimal fixed upgrade costs
Cost Advantage   [Dollar symbol]  Revenue-led variable cost components



 U S WEST
     Media Group

 [Slide No. 11]

Upgraded Network Opportunities

Enhanced Cable

 [A bar graph illustrating targeted increases in buy rates, start times and advertising opportunities during 1994 through 1999.]

Telephony

[A line graph illustrating an increase in returns on telephony opportunities.]

U S WEST
     Media Group

 [Slide No. 12]

Cable -- Key Imperatives

-  Exploit infrastructure advantages

-  Maximize new services

-  Introduce high quality telephony and data services

-  Target customers carefully

U S WEST
     Media Group

 [Slide No. 13]

Solid Operating Performance

[A bar graph comparing the homes passed growth for Atlanta, TWE and the industrial average.]

[A bar graph comparing basic subscriber growth for Atlanta, TWE and the industrial average.]

[A bar graph comparing EBITDA margins for Atlanta, TWE and the industrial average.]

U S WEST
     Media Group

 [Slide No. 14]

Ideal Market Position

[A graphic illustrating the logos of MediaOne, TeleWest and TWE.]

U S WEST
     Media Group

 [Slide No. 15]

Exploiting Opportunities Now

Telephony Services:

-  TeleWest -- Already serving 398,000 customers

-  TWE -- CAP services in 12 markets; launching switched service in Rochester

- Atlanta -- CAP and data services today; will begin offering switched services in late 1996

 Network Upgrade Schedule [followed by a bar graph illustrating the TeleWest, TWE and Atlanta upgrade schedules for 1995 and 1998]

U S WEST
     Media Group

 [Slide No. 16]

Worldwide Cablel/Telephony Opportunities

Netherlands
Malaysia
Indonesia
Czech Republic
Japan

U S WEST
     Media Group

 [Slide No. 17]

Exceptional Businesses





Cable/Telephony      Wireless             Directory

TeleWest             NewVector/AirTouch   U S WEST Direct
TWE                  PrimeCo              Thomson
MediaOne             One-2-One            Polska
Other International  Other International  Other International



 U S WEST
     Media Group

 [Slide No. 18]

Cellular -- Key Imperatives

-  Don't yield market share
-  Capture and retain strong distribution
-  Establish low cost position
-  Differentiate on dimensions other than price

U S WEST
     Media Group

 [Slide No. 19]

Outperforming Peer Group

Subscriber Growth

Service Revenue Growth

OCF Growth

OCF Margin

 [Four Bar graphs comparing U S WEST and its peer group in the above areas during 1993 through 1995]

U S WEST
     Media Group

 [Slide No. 20]

Positioned to Thrive in the Emerging Market





POPs (m)                Cellular  PCS

Total
U S WEST/AirTouch
  Bell Atlantic/NYNEX        108   57  165
AT&T                          78  111  189
Wireless Co.                   8  174  182
GTE                           52   21   73
Bell South                    40   12   52
SBC Communications            38    7   45





Advantages of scale   Advantages of scope
Infrastructure costs  Branding
Handset costs         Distribution channels
Billing efficiencies  National accounts



 U S WEST
     Media Group

 [Slide No. 21]

One-2-One





Imperatives                                      Results

Speed to market                       22 months  3 year market CAGR = 45.3%
Stimulate and capture demand          22 months  Capture disproportionate share of
                                                 subscriber growth
Develop retail distribution channels  22 months  Secured dominant retain distribution position
Bundle service offerings              22 months  Created highest brand awareness
Focus on emerging market segment      22 months  Effectively evolving price strategy



 U S WEST
     Media Group

[Slide No. 22]

Exceptional Businesses





Cable/Telephony      Wireless             Directory

TeleWest             NewVector/AirTouch   U S WEST Direct
TWE                  PrimeCo              Thomson
MediaOne             One-2-One            Polska
Other International  Other International  Other International



 U S WEST
     Media Group

 [Slide No. 23]

U S WEST Direct -- A Phenomenal Business

Financial





          1H95   Change

Revenue  $504m        7%
EBITDA   $256m        9%
Margin      51%       -
CapEx    $  6m        -



 Business
     80% market share
     90% retention rate

 Revenue
4 Yr. CAGR = 6.4%
[A bar graph illustrating revenue growth during 1991 through 1995]

EBITDA
4 Yr. CAGR = 7.6%
[A bar graph illustrating EBITDA growth during 1991 through 1995]

*1H95 Annualized


U S WEST
     Media Group

 [Slide No. 24]

Value Drivers

The following within a graphic of an arrow pointing to the words "VALUE
GROWTH":

Penetration
Revenue per customer
Price
Productivity improvements

U S WEST
     Media Group

 [Slide No. 25]

Enhancing the Franchise

[Graphics of Online Yellow Pages, Your Value Card, The Yellow Pages, and GoTV (Trademark)]

U S WEST
     Media Group

 [Slide No. 26]

Exploiting Worldwide Opportunities





[No title]                      Thomson    Listel    Polska

Country                         U.K.       Brazil    Poland
Investment to date (millions)   $     88   $    35   $    14
Published Books                      155         9        17
Circulation                          19m        8m        1m
Paying Advertisers                  105k      180k       30k
1994 Billed Revenue (millions)  $     77   $    61   $    14
Ownership                            100%       50%      100%



 U S WEST
     Media Group


[Slide No. 27]

                                Sound Strategy

                            Exceptional Businesses

                                Value Focused


U S WEST
     Media Group

 [Slide No. 28

Single Objective:  Shareowner Wealth Creation

- Invest only where we have clear operating controls and value protection

- Sell or spin-off assets when appropriate

- Be stingy with equity

- Use appropriate, but prudent, leverage to maximize equity returns

U S WEST
     Media Group

 [Slide No. 29]

Financial and Operating Discipline

- Aggressive financial objectives
   -- EBITDA growth
   -- Equity returns

- Operating discipline
   -- Stretch objectives
   -- Strict accountability
   -- Option-based compensation

U S WEST
     Media Group

 [Slide No. 30]

Media Group Executives

Gary Ames, President and CEO, U S WEST International Business Development

Steve Boyd, President and CEO, U S WEST Marketing Resources

Tom Pardun, President and CEO, U S WEST Multimedia

Jan Peters, President, Wireless Operations and Investments, U S WEST Media
Group

Doug Holmes, Vice President and CFO, U S WEST Media Group

U S WEST
     Media Group

 [Slide No. 31]

Mechanics and Timing

- Pro-rata distribution
     1 share Media Group = 1 share Communications Group for each existing U S WEST share

 - Tickers
     Communications Group, USW (same as current)
     Media Group, UMG

 - Roadshow Timing
     through October 25, 1995

 - Vote and Distribution
     Shareowner vote on October 31
     Distribution on November 1, 1995

 U S WEST
     Media Group